UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 30, 2013

One Horizon Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-10822	46-3561419
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

Weststrasse 1, Baar
Switzerland	CH6340
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  011 41 41 760 5820

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement.

As previously disclosed in a current report on Form 8-K filed on February 22, 2013 by One Horizon Group, Inc. (the “Company”), the Company entered into a Subscription Agreement, dated February 18, 2013, and an Amendment to Subscription Agreement, dated as of February 18, 2013 (collectively, the “Subscription Agreement”), with a non-U.S. shareholder of the Company (the “Investor”), pursuant to which (i) the Company agreed to sell, and the Investor agreed to purchase, an aggregate of 806,452 shares (the “Shares”) of common stock, $0.0001 par value per share (the “Common Stock”), for an aggregate consideration of $6,000,000 (the “Purchase Price”) or $7.44 per share, and (ii) the Company agreed to issue a common stock purchase warrant (the “Warrant”) to the Investor exercisable for three years to purchase 403,226 shares of Common Stock at an exercise price of $7.44 per share. The Purchase Price was payable in three equal installments of $2,000,000 on March 31, 2013, June 30, 2013 and September 30, 2013, respectively, would accrue interest at a rate of three percent (3%) per annum and would be secured by a pledge by the Investor to the Company of the Shares pro rata.

On August 30, 2013, the Company entered into an amended and restated Subscription Agreement (the “Amended Subscription Agreement”) and an amended and restated warrant (the “Amended Warrant”) with the Investor.  The Amended Subscription Agreement and Amended Warrant reduced the exercise price per share of Common Stock purchasable under the Warrant to $5.94 per share, and the Amended Subscription Agreement requires the third installment of the Purchase Price to be paid by September 16, 2013, instead of September 30, 2013.  No other terms of the Subscription Agreement or Warrant were amended.

Prior to the amendment of the Warrant, the Investor assigned rights to two individuals to purchase up to 40,000 shares and 29,167 shares, respectively, of the shares purchasable under the Warrant. On August 30, 2013, solely to reflect these assignments, the Company issued warrants to the two individuals to whom the Investor assigned these warrant rights on the same terms as described above with respect to the Amended Warrant (the “Assigned Warrants”).  Consequently, the number of shares that may be purchased under the Amended Warrant was also reduced to 334,059 shares.

Share amounts and prices per share noted above are adjusted to reflect a 1-for-600 reverse stock split effected as of August 6, 2013.

The foregoing description of the Subscription Agreement, the Warrant, the Amended Subscription Agreement, the Amended Warrant, and the Assigned Warrants is only a summary of their material terms, does not purport to be complete and is qualified in its entirety by reference to such documents. A copy of each of the Subscription Agreement, the Warrant, the Amended Subscription Agreement, the Amended Warrant, and the Assigned Warrants are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, and 10.6, respectively, to this Form 8-K and incorporated herein by reference.

Item 3.02.    Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K relating to the sale of the Amended Warrant is incorporated by reference into this Item 3.02.

The issuance of the Amended Warrant and the Assigned Warrants was made in reliance on the exemption from registration provided by Regulation S of the Securities Act of 1933, as amended, as an offshore transaction involving only a non-U.S. offeree/purchaser. No placement agent was utilized in connection with the offer and sale of the Amended Warrant or Assigned Warrants.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1
Subscription Agreement, as amended, dated as of February 18, 2013, between the Company and Patrick Schildknecht (incorporated by reference to the Company’s quarterly report on Form 10-Q/A filed on May 30, 2013)

10.2	Warrant Agreement, dated as of February 18, 2013, between the Company and Patrick Schildknecht

10.3	Amended and Restated Subscription Agreement, dated as of August 30, 2013, between the Company and Patrick Schildknecht

10.4	Amended and Restated Warrant Agreement, dated as of August 30, 2013, between the Company and Patrick Schildknecht

10.5	Warrant Agreement, dated as of August 30, 2013, between the Company and Martin Eberhard

10.6	Warrant Agreement, dated as of August 30, 2013, between the Company and Maya Ringler

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE HORIZON GROUP, INC.

Date: September 5, 2013	By:	/s/ Martin Ward
Martin Ward
Chief Financial Officer

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